UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 27, 2014 (October 21, 2014)
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to Vote of Security Holders
The Annual Meeting of Share Owners of Kimball International, Inc. (the “Company,”) was held on October 21, 2014, and the following items were voted on by Share Owners:
a. Members of the Board of Directors of the Company (the “Board”) are elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting, meaning that the nine Class A director nominees and one Class B director nominee receiving the highest number of “For” votes are elected. The Board was elected in its entirety, based on the following election results:

By Holders of Class A Common Stock:
Class I Nominees as Directors serving a 1 year term	Votes For	Votes Withheld	Broker Non-Votes
Douglas A. Habig	6,017,020	44,518	174,734
Timothy J. Jahnke	6,014,772	46,766	174,734
James C. Thyen	5,798,331	263,207	174,734

Class II Nominees as Directors serving a 2 year term
Donald D. Charron	6,027,772	33,766	174,734
Patrick E. Connolly	6,024,772	36,766	174,734
Kimberly K. Ryan	6,024,772	36,766	174,734

Class III Nominees as Directors serving a 3 year term
Robert F. Schneider	6,018,300	43,238	174,734
Geoffrey L. Stringer	5,812,339	249,199	174,734
Christine M. Vujovich	5,805,339	256,199	174,734

By Holders of Class B Common Stock:
Class I Nominee as Director serving a 1 year term	Votes For	Votes Withheld	Broker Non-Votes
Thomas J. Tischhauser	9,876,029	13,229,626	0

b. The non-binding advisory vote to approve the compensation paid to the Company's Named Executive Officers was approved by holders of Class A Common Stock based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
5,728,582	291,068	41,888	174,734

c. The appointment of the Deloitte Entities, an independent registered public accounting firm, as the Company's independent auditors for the fiscal year ended June 30, 2015 was approved by holders of Class A Common Stock based on the following voting results:

Votes For	Votes Against	Votes Abstaining
6,200,858	1,886	33,528

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider
ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer
Date: October 27, 2014